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EXHIBIT 21.1


                SUBSIDIARIES OF CREATIVE ENTERPRISES INTERNATIONAL, INC.



Name                                             Place of Organization
----                                             ---------------------

Creative Partners International, LLC             Delaware

Creative Enterprises, Inc.                       Delaware


All subsidiaries are 100% owned.

All subsidiaries conduct business only under their respective corporate names.













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